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                                                                     EXHIBIT 3.1

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                MIDWAY GAMES INC.

         Midway Games Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Midway Games Inc. and the name under which the corporation was originally organized is WMS Games, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was July 9, 1988.

         2. This Amended and Restated Certificate of Incorporation restates, integrates and further amends the Certificate of Incorporation, as amended, of the corporation by amending and restating in its entirety such Certificate of Incorporation, as amended.

         3. This Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the corporation and by the sole stockholder of the corporation in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         4. The Certificate of Incorporation, as amended, of the corporation, as amended and restated herein, shall at the effective time of this Amended and Restated Certificate of Incorporation read as follows:

         FIRST: The name of the corporation (hereinafter called the "Corporation") is: MIDWAY GAMES INC.

         SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle and the name of the registered agent of the Corporation in the State of Delaware is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of all classes of stock which the Corporation shall have authority to issue shall be 105,000,000, of which 100,000,000 shares shall be Common Stock, having a par value of $.01 per share; and 5,000,000 shares shall be Preferred Stock, having a par value of $.01 per share.

         The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of each class of stock of the Corporation shall be the same in all respects, as though shares of one class, except as follows:

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         (i)      Issuance

                  a. Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to provide for the issue of the Preferred Stock in one or more series and in connection therewith to fix by resolutions providing for the issue of such series of the number of shares to be included in such series and the designations and such voting powers, full or limited, or no voting powers, and such of the preferences and relative, participating, operational or other special rights, and the qualifications, limitations or restrictions thereof, of such series of the Preferred Stock which are not fixed by this Amended and Restated Certificate of Incorporation, to the full extent now or hereafter permitted by the laws of the State of Delaware. Without limiting the generality of the grant of authority contained in the preceding sentence, the Board of Directors is authorized to determine any or all of the following, and the shares of each series may vary from the shares of any other series in any or all of the following aspects:

                      (1) The number of shares of such series (which may subsequently be increased, except as otherwise provided by the resolutions of the Board of Directors providing for the issue of such series, or decreased to a number not less than the number of shares then outstanding) and the distinctive designation thereof;

                      (2) The dividend rights, if any, of such series, the dividend preferences, if any, as between such series and any other class or series of stock, whether and the extent to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether and the extent to which dividends on such series shall be cumulative, and any limitations, restrictions or conditions on the payment of such dividends;

                      (3) The time or times during which, the price or prices at which, and any other terms or conditions on which the shares of such series may be redeemed, if redeemable;

                      (4) The rights of such series, and the preferences, if any, as between such series and any other class or series of stock, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation and whether and the extent to which shares of any such series shall be entitled to participate in such event with any other class or series of stock;

                      (5) The voting powers, if any, in addition to the voting powers prescribed by law of shares of such series, and the terms of exercise of such voting powers;

                      (6) Whether shares of such series shall be convertible into or exchangeable for shares of any other series or class of stock, or any other securities, and the terms and conditions, if any, applicable to such right; and

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                      (7) The terms and conditions, if any, of any purchase,
         retirement or sinking fund which may be provided for the shares of such series.

               b. Except as otherwise provided by law, the Board of Directors shall have full authority to issue, at any time and from time to time, shares of the Corporation's Common Stock in any manner and amount and for such consideration as it, in its absolute discretion, shall determine.

         (ii) Voting Rights

               Except as otherwise expressly required by law, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of the shares of the Common Stock shall be entitled to one vote for each share of such stock held by them. Except as otherwise expressly required by law, in all matters as to which the vote or consent of stockholders of the Corporation shall be required to be taken, the holders of the Preferred Stock shall have such voting rights as may be determined from time to time by the Board of Directors, by resolution or resolutions providing for the issuance of such Preferred Stock or any series thereof.

         (iii) Conversion

               a. The Board of Directors of the Corporation, by the resolution adopted for the purpose of establishing any series of Preferred Stock, may fix and determine the ratios and the terms and conditions under which such series of Preferred Stock may or shall be converted into shares of another series of Preferred Stock or shares of any other class of stock of the Corporation.

               b. No fractional shares shall be issued upon any conversion pursuant to this Article FOURTH. In lieu thereof, the Corporation shall (1) pay to the holders otherwise entitled to fractional shares cash, equal to the market value thereof as at the date of conversion, such market value to be determined in good faith by the Board of Directors of the Corporation; or (2) issue and deliver to them scrip or warrants which shall entitle the holder thereof to receive a certificate for a full share upon surrender of such scrip or warrants aggregating a full share, such scrip or warrants to be in such form and to contain such provisions as shall be determined by the Board of Directors of the Corporation. Upon conversion, no allowance or adjustment shall be made with respect to shares of Preferred Stock for cash dividends declared but unpaid on such stock.

         (iv) Dividends

               a. The holders of the Preferred Stock shall be entitled to fixed dividends when and as declared and at the rates determined by the resolution of the Board of Directors which establishes the series to which the rates shall apply. Said resolution may determine whether the said dividends shall be cumulative, the time fixed for payment thereof, whether the said



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dividends shall be set aside or paid before, on a par with, or only after, the dividends shall be set aside or paid on the Common Stock.

               b. The holders of Common Stock shall be entitled to receive, as and when declared and made payable by the Board of Directors, and after all dividends, current and accrued, shall have been paid or declared and set apart for payment upon the Preferred Stock, to the extent the Board of Directors shall have directed the dividends on Preferred Stock to be paid, or declared and set apart for payment before the payment or setting apart of dividends on the Common Stock, such dividend as may be declared by the Board of Directors from time to time. Each share of Common Stock shall in all ways be treated equally in respect of dividends.

         (v) Liquidation or Dissolution

               a. The Board of Directors, by the resolution which establishes a series of Preferred Stock, shall determine a fixed liquidation amount applicable to said series. Said resolution may determine (1) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before the payment, in full or in part, of the fixed liquidation amounts payable with respect to the Common Stock; (2) that said series shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, ratably with the Common Stock (or any other series of Preferred Stock having liquidation rights on a par with the Common Stock) in proportion to amounts equal to the fixed liquidation amounts of the shares as participating plus dividends thereon which have been declared and are unpaid; or (3) that said shares shall participate in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation only after the payment, in full or in part, of the fixed liquidation amounts plus dividends thereon which have been declared and are unpaid on the Common Stock (and any series of Preferred Stock having liquidation rights on a par with the Common Stock). Said shares shall have liquidation preferences and rights as determined in said resolution or resolutions.

               b. In the event of liquidation or dissolution the holders of the Common Stock shall be entitled to receive out of the assets of the Corporation, after payment of debts and liabilities, a pro rata distribution in proportion to the respective number of shares of Common Stock held by each of them; provided, however, (1) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to a distribution on liquidation, dissolution or winding-up of the affairs of the Corporation before any such distribution shall be made with respect to the Common Stock; such liquidation preference in favor of the Preferred Stock shall be paid before the liquidation amount payable to the holders of Common Stock pursuant to this subparagraph b. shall be paid; and (2) in the event the Board of Directors of the Corporation establishes one or more series of Preferred Stock entitled to participate ratably with holders of shares of the Common Stock in any distribution on liquidation, dissolution or winding-up of the affairs of the Corporation, the holders of the Common Stock shall participate ratably with each said series of Preferred Stock so entitled as set forth in subparagraph a. (2) above.

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         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws, and to adopt any new by-law, of the Corporation.

         EIGHTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, no director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         NINTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses to any and all said persons. The indemnification and advancement of expenses provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons.

         TENTH: From time to time any of the provisions of this Amended and Restated Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted

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in the manner and at the time prescribed by said law, and all rights at any time conferred upon the stockholders of the Corporation by this Amended and Restated Certificate of Incorporation are granted subject to the provisions of this Article TENTH.

         IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President, this ___ day of _____, 1996.


                                          MIDWAY GAMES INC.



                                          ------------------------------
                                          Name:  Neil D. Nicastro
                                          Title: President

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